EXHIBIT 21

FERRO CORPORATION AND SUBSIDIARIES

LIST OF SUBSIDIARIES AND AFFILIATES AS OF DECEMBER 31, 2019

Name of Active Subsidiary*	Jurisdiction of Organization

Dip Tech Ltd.	Israel
Dip-Tech, Inc.	Delaware
ESFEL SA (19%)	Ecuador
Ferro China Holdings Inc	Ohio
Zibo Ferro Performance Materials Company, Limited (70%)	Peoples Republic of China
Ferro Electronic Materials Inc.	Delaware
Ferro Far East Ltd	Hong Kong
Ferro Enterprise Management Consulting (Shanghai) Co., Ltd	Peoples Republic of China
PT Ferro Materials Utama	Indonesia
Ferro Holdings, LLC	Ohio
Procesadora de Colores y Esmaltes Vitreos, S de RL de CV	Mexico
Ferro International Services Inc.	Delaware
Ferro Industrial Products Ltd	Canada
Ferro (Suzhou) Performance Materials Co. Ltd.	Peoples Republic of China
Kerajet SA (19.99%)	Spain
Ferro International Holdings Inc.	Ohio
FHCI Limited	Ireland
OCI-Ferro Co., Ltd. (50%)	Republic of Korea
Ferro FinCo Ireland Limited	Ireland
Ferro Egypt for Frits and Glazes S.A.E.	Egypt
Suez for Mining S.A.E. (15%)	Egypt
FC France Acquisition Sarl	France
PT Ferro Ceramic Colors Indonesia (59%)	Indonesia
PT Ferro Additives Asia	Indonesia
Ferro France S.a.r.l.	France
Ferro Argentina S.A.	Argentina
Ferro Corporation (Aust.) Pty. Ltd	Australia
Ferro Far East Company SDN., BHD	Malaysia
Ferro (Great Britain) Ltd	United Kingdom
Ferro Holding GmbH	Germany
Ferro GmbH	Germany
Agmet Limited	United Kingdom
Ernst Diegel GmbH	Germany
Marata International GmbH	Germany
Diegel (Zhangjiagang) Trading Co., Ltd	Peoples Republic of China
Diegel Coatings, S.A. de C.V.	Mexico
Diegel Creating Coatings USA, Inc.	North Carolina
Ferro Europe Holdings LLC	Delaware
Ferro Performance Pigments Belgium NV	Belgium
Ferro Performance Pigments France SAS	France
Ferro (Holland) B.V.	The Netherlands
Ferro India Private Limited	India

Ferro Industrias Quimicas (Portugal) Lda.	Portugal
Ferro Investments B.V.	The Netherlands
Ferro Enamel do Brasil Industria e Comercio Ltda.	Brazil
Ferro Japan K.K.	Japan
Ferro Taiwan Ltd.	Republic of China
Uwiz Technology Co., Ltd.	Republic of China
Ferro (Thailand) Co. Ltd.	Thailand
PT Ferro Mas Dinamika (95%)	Indonesia
Ferro (Italia) SrL	Italy
Ferro Turkey Kaplama Cam ve Renk Çözümleri Sanayi ve	Turkey
Ticaret Limited Sirketi
Ferro Specialty Materials LLC	Russia
Ohio-Mississippi LLC	Ohio
Ferro Mexicana S.A. de C.V.	Mexico
Vetriceramici-Ferro S.p.A.	Italy
Vetriceramici de México, S. de R.L. de C.V.	Mexico
Vetriceramici Polska spółka z ograniczoną	Poland
odpowiedzialnością
Ferro Spain Management Company, S.L.	Spain
Ivory Corporation S.A.	Luxemburg
Ferro Colombia Pigmentos S.A.S.	Columbia
Nubiola India Private, Limited	India
Jem Finco Limited	United Kingdom
Endeka Holdco Spain, S.L.U.	Spain
Endeka Ceramics Ltd.	United Kingdom
Endeka Ceramics, S.A.U.	Spain
Endeka Surface Products Sdn Bhd	Malaysia
Oximet S.r.l. (70%)	Italy
PT Endeka Ceramics	Indonesia
Zircosil Holding, S.L.U.	Spain
Zircosil (Spain), S.L.U.	Spain
Ferro Performance Pigments Spain, S.L.U.	Spain
Ferro Performance Pigments Romania SRL	Romania
Ferro Performance Pigments (Shanghai) Co., Ltd.	China
Haining Longshine Pigments Co., Ltd.	China
Ferro Spain SA	Spain
Ferro Luxembourg Holdings S.à.r.l.	Luxembourg
Ferro Irish Financing Limited	Ireland
Ferro Luxembourg Financing Company S.à.r.l.	Luxembourg
Gardenia-Quimica SA	Spain
Microtexturas SL. (50%)	Spain
NEOS Additives SL (15.66%)	Spain
Quimicer, S.A.	Spain
Quimicer Portugal S.A.	Portugal
Quimicer Polska sp. z o.o.	Poland
Pinturas Benicarló, S.L.	Spain

Dormant Entities:

Cataphote Contracting Company	Ohio
The Ferro Enamel Supply Company	Ohio
Ferro Far East, Inc.	Ohio
Midland Coatings Limited	UK
Ferro Drynamels Limited	UK
Ferro Normandy Plastics Limited	UK
Ferro Colours (UK) Ltd.	UK
Xihu Ceramic Material Co. Ltd.	Peoples Republic of China

*	Percentages in parentheses indicate Ferro Corporation's ownership of a joint venture entity.